Exhibit 10.2

__________________________________________

Technical Know-how License Agreement

__________________________________________

between

Fulgent Genetics, Inc.

and

Fujian Fulgent Gene Biotech Co., Ltd.

No.: FULGENT201611-9

Date: April 25, 2017

This Technical Know-how License Agreement (hereinafter referred to as “this Agreement”) is concluded by the following parties in Shenzhen, the People’s Republic of China (hereinafter “PRC”) on April 25, 2017:

Party A: Fulgent Genetics, Inc. (hereinafter referred to as “Party A” or “Licensor”)

Add.: 4978 Santa Anita Ave. Temple City, CA, 91780

Authorized Representative: Ming Hsieh

Party B: Fujian Fulgent Gene Biotech Co., Ltd. (hereinafter referred to as “Party B” or “Licensee”)

Add.: 4F01B, Plant 10#, Zone C, 9 Maoling Road, Xindian Town, Jin’an District, Fuzhou City, Fujian Province

Legal Representative: Wei Xianshu

Party A and Party B are hereinafter referred to as “Parties” jointly or “a Party” individually.

WHEREAS,

1.

Party A is the CLIA and CAP certified clinical molecular diagnostic gene testing service organization, with independent research and development of bio-information analysis technology, genetic database, top technical equipment and years of genetic information interpretation experience, providing the world's users with most comprehensive high precision genetic testing services. Party B intends to carry out clinical molecular diagnostic genetic testing business in PRC (excluding Hong Kong, Macao and Taiwan regions).

2.

In accordance with the Contract Law of the PRC and other relevant laws and regulations, the two parties reach agreement on the following terms and conditions on the basis of the principle of common development and mutual benefit, concerning Party A’s agreement with Party B’s paid use of technical secrets and subsequent cooperation.

I. Contents of licensed technical secret

Clinical molecular diagnostic gene detection technology, the corresponding software and database. (Hereinafter referred to as "Licensed Technical Secrets") The content of the licensed technical secrets shall be separately listed by two parties.

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CONFIDENTIAL TREATMENT REQUESTED, OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

II. Licensed region for the use of technical secrets and to carry out businesses

Party B shall use Licensed Technical Secrets to carry out businesses in the whole country (excluding Hong Kong, Macao and Taiwan regions).

III. Term for licensed use of technical secrets

1. Party A permits Party B to use Licensed Technical Secrets from Jan. 1, 2017 to Dec. 31, 2018. During this period, Party B shall strictly maintain the technical secrets provided by Party A, and shall not publish or disclose details or information related to the Licensed Technical Secrets to the public, the same industry and any third party other than parties of this Agreement.

2. The parties may agree on whether or not to extend this Agreement and sign the relevant agreement three (3) months before the expiry of the license period stipulated hereby.

IV. Royalty for technical secrets

Party A shall deliver materials related to Licensed Technical Secrets to Party B, and provide Party B or its personnel with the necessary guidance for the business. Party B shall pay Party A the royalty amounting to [*****] of total net revenue of Party B generated from the use of Licensed Technical Secrets minus agency cost of such business sale, and the total net revenue data and agency cost of sale are subject to the audit report issued by the audit agency approved by Party A. Within five (5) working days after each natural quarter date (i.e. March 31, June 30, September 30 and December 31), Party B shall pay royalty of last quarter to Party A or the third party designated by party A according to quarterly financial statement of Party A; after end of each natural year, the royalty for such year will be adjusted according to data in the audit report issued by the audit agency approved by Party A, and any supplemental payment or return resulted from aforesaid adjustment shall be completed before April 30 of next natural year.

V. Technical secret upgrade agreement

In the authorized period of use, in case of the upgrade of the technical secret, the upgraded technical secret results, as well as the new technical results derived from the use of technical secrets, are owned by Party A; Party B is licensed without paying additional fees, and the use period is the same with use period of technical secrets.

If Party A or its related parties need to use technical secret results independently researched or developed by Party B or derivative intellectual property rights without relying on the technical secrets hereunder, they shall consult with Party B to agree on relevant matters of use and fees.

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VI. Technical secret confidentiality requirements

1. Party B shall, during the use of Party A's technical secret, strictly keep secrets and shall not publicize or disclose the technical secret to any third party other than parties of this Agreement without Party A's written consent.

2. Party B shall urge its internal technical employees or staffs to strictly comply with the confidentiality agreement and sign a confidentiality agreement in a form satisfactory to Party A with the technical employees or staffs who may have access to the technical secret.

3. Party B shall properly keep the information or documents of the technical secret. When this Agreement is terminated or rescinded or its performance is completed, Party B shall return the above information or documents to Party A.

VII. Subsequent guidance and training matters

Party A shall guide and train Party B’s staffs in respect of the use of Licensed Technical Secrets; as for the specific services and training matters, the two sides may negotiate and sign relevant agreement.

VIII. Intellectual property guarantee

Party A warrants that it exclusively owns the technical secrets licensed to Party B and has not disclosed technical secrets or permitted other third parties to use them; there is no right defect which impedes the enforcement of this Agreement, nor will the use of such technical secrets by Party B result in any tort against any third party or recourse by any third party, and the technical secrets can be effectively converted into production results.

IX. Liabilities for breach

1. Party A shall not be liable for the loss of the reputation or commercial profits arising from the sale of Party B's products which are manufactured by using Licensed Technical Secret, nor shall it be liable for punitive damages. Where Party B suffers damage or loss due to sales of Party B's products, Party A should take remedial measures to guide and train Party B or its staffs, so that the product will comply with product quality standards.

2. Where Party B fails to pay royalty to Party A according to provisions hereof, Party A shall have the right to terminate this Agreement unilaterally and cancel Party B's use of the license, and Party B shall pay to Party A the royalties and overdue interests (calculated according to 5‰ of the amount of royalties to be paid to Party A per day).

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3. Where Party B or its employees are in breach of confidentiality provisions, Party A should be compensated for its losses arising therefrom and remedial measures should be adopted in time to minimize the losses of Party A.

X. General terms

1. Annexes, orders and other documents (if any) of this Agreement constitute part of this Agreement and are binding. In case of conflicts, it is subject to mutually agreed supplemental terms.

2. No rights or obligations of Party B in this Agreement shall be transferred to any third party without the written consent of Party A.

3. No amendment, change or addition or deletion of this Agreement shall be binding upon both parties except being signed by both parties.

4. The establishment, entry into force, interpretation and performance of this Agreement shall be governed by the laws of the People's Republic of China.

5. The parties hereby agree that any dispute arising out of or in connection with this Agreement shall be settled by consultation and mediation. If the dispute is not resolved through friendly negotiation, the parties agree that any dispute arising out of or in connection with this Agreement shall be submitted to the South China International Economic and Trade Arbitration Commission for arbitration in accordance with the existing effective arbitration rules at the time of application for arbitration. The arbitration venue is in Shenzhen, Guangdong Province, and all arbitration fees shall be borne by the losing party. The losing party should also compensate successful party for the attorneys' fees and other reasonable expenses. The arbitral award is final and binding on both parties.

6. This Agreement shall be effective upon being signed or sealed by the legal representative / authorized representative of both parties. If the date of signing mentioned in the prelude is different from the date of execution by both parties, earlier time shall prevail.

7. This Agreement is in duplicate, each of which is original and of the same legal force.

(No text hereinafter and is taken as the signature page)

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(No text for this page, which is the signature page for Technical Know-how License Agreement between Fulgent Genetics, Inc. and Fujian Fulgent Gene Biotech Co., Ltd.)

Party A: Fulgent Genetics, Inc. (seal)

/s/  Ming Hsieh

Ming Hsieh

Authorized representative: (signature)

Party B: Fujian Fulgent Gene Biotech Co., Ltd. (seal)

/s/  Wei Xianshu

Wei Xianshu

Legal representative: (signature)

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